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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

MAY 3, 2004
(Date of Report (date of earliest event reported))

CENDANT CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 WEST 57TH STREET NEW YORK, NY		10019 (Zip Code)
(Address of principal executive office)

(212) 413-1800
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

We are filing this Current Report on Form 8-K to revise the presentation in our Annual Report on Form 10-K for the year ended December 31, 2003 ("2003 Annual Report") of our Real Estate Services segment financial information for fiscal years 2003, 2002 and 2001 to reflect a change in our reportable segment structure effective as of the first quarter of 2004, discussed below.

Prior to January 1, 2004, we reported the results of our operations in five segments: Real Estate Services, Hospitality Services, Travel Distribution Services, Vehicle Services and Financial Services. Effective January 1, 2004, in order to continue to improve the transparency of our financial results, we began reporting our mortgage and settlement services businesses as a separate reportable operating segment, Mortgage Services, and the remainder of our former Real Estate Services segment as the Real Estate Franchise and Operations segment. The Mortgage Services segment consists of our mortgage and settlement services businesses and the Real Estate Franchise and Operations segment consists of our real estate brokerage, real estate franchise and relocation businesses. These two segments were previously combined and reported as the former Real Estate Services segment.

This report conforms certain information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements and Supplementary Data," included in Items 7 and 8, respectively, of Part II of our 2003 Annual Report to reflect our change in segment reporting as set forth on Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein. No attempt has been made in this report to modify or update any other disclosures presented in our 2003 Annual Report.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

See Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ VIRGINIA M. WILSON Virginia M. Wilson Executive Vice President and Chief Accounting Officer

Date: May 3, 2004

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated May 3, 2004 (May 3, 2004)

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP
99.1	Management's Discussion and Analysis of Financial Condition and Results of Operations
99.2	Financial Statements and Supplementary Data

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SIGNATURE
CENDANT CORPORATION CURRENT REPORT ON FORM 8-K Report Dated May 3, 2004 (May 3, 2004)
EXHIBIT INDEX